Exhibit 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS. ACCORDINGLY THIS NOTE MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT.

SECURED PROMISSORY NOTE

$4,000,000.00	March 31, 2016

FOR VALUE RECEIVED, Samson Oil and Gas USA, Inc., a Colorado Corporation ("Maker"), hereby promises to pay to Oasis Petroleum North America LLC, a Delaware limited liability company ("Payee"), the sum of Four Million Dollars ($4,000,000), pursuant to that certain Purchase and Sale Agreement, dated as of December 31, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement") in accordance with the terms of this promissory note (this “Note”).

1. Payment of Principal. Maker shall pay the entire principal amount of this promissory note (this “Note”) on or before March 31, 2017, or such later date as may subsequently be agreed upon in writing by Maker and Payee (the “Due Date”), together with all accrued and unpaid interest thereon,.

2. Security. The indebtedness evidenced by this Note is secured by that certain Mortgage, Assignment of As-Extracted Collateral, Security Agreement and Fixture Filing (the “Security Document”), executed and delivered by Maker, encumbering Maker’s property more particularly described therein (the “Collateral”), dated of even date herewith, and reference is made thereto for rights as to acceleration of the indebtedness evidenced by this Note.

3. Interest. The outstanding principal balance of this Note shall accrue interest at a fixed rate of ten percent (10%) per annum (determined on a daily basis and for the actual number of days elapsed based upon a 365 or 366 day year, as the case may be), simple interest; provided, however, that following an Event of Default, the outstanding principal balance of this Note shall bear interest as provided in Section 8 of this Note. Accrued interest on this Note shall be paid on or before the Due Date.

4. Interest Method of Payment; Application. All payments of principal (including any prepayments) of this Note shall be made on or before the Due Date thereof by wire transfer of immediately available funds to such bank account as Payee may from time to time designate in writing or, at Payee’s election, by a bank cashier’s check or other certified funds drawn on a United States bank. Payments (including all prepayments) received by Payee on this Note shall be applied first to the payment of accrued and unpaid interest and only thereafter to the outstanding principal balance of this Note.

5. Prepayment.

(a) Prior Notice of Prepayment Required. If Maker elects to redeem or pre-pay all or any portion of this Note (hereinafter referred to as a “prepayment”), Maker shall give prior notice of the prepayment to Payee.

(b) Notice to Payee. The notice of prepayment shall state:

(i) the prepayment date;

(ii) the prepayment amount;

(iii) that this Note or the portion thereof called for prepayment must be surrendered to Maker to collect the prepayment; and

(iv) that, unless Maker defaults in making such prepayment, interest on this Note or the portion thereof called for prepayment ceases to accrue on the prepayment date stated in the notice;

(c) Effect of Notice of Prepayment. This Note when called for prepayment becomes irrevocably due and payable on the prepayment date for the prepayment amount specified in the notice of prepayment.

6. Representations. Maker hereby represents to Payee that as of the date hereof and for so long as any portion of the indebtedness payable hereunder remain unpaid:

(a) The name and address of Maker as they appear in this Note are the correct and exact legal name and present principal address of Maker.

(b) This Note, the Security Document and each other document executed in connection herewith and therewith (i) has been duly authorized, executed and delivered by Maker and is the legal, valid and binding obligation of Maker, enforceable in accordance with its terms, (ii) does not violate, conflict with or result in a breach under any agreement, instrument, lease, restriction, obligation, law, rule, regulation, or court or administrative order to which Maker or the Collateral is subject and (iii) does not require any license, permit, authorization, filing or consent other than those that have already been made or obtained by Payee.

7. Delivery of Notices. All notices, approvals, consents, correspondence or other communications required or desired to be given hereunder shall be given in writing and shall be delivered by overnight courier, hand delivery or certified or registered mail, postage prepaid, to the addresses set forth in the Agreement.

8. Events of Default. The entire principal balance of this Note shall, at the option of Payee immediately be due and payable upon the occurrence of one or more of the following events (each, an “Event of Default”): (i) default in the payment of principal or interest on this Note when the same shall become due and payable; (ii) Maker’s material failure to comply with any of the provisions of, or the material inaccuracy of any representation or warranty contained in, this Note, the Security Document or any other document or instrument executed in connection herewith or therewith; (iii) Maker’s (A) application for, or consent to, the appointment of a receiver, trustee or liquidator of Maker or of its property, (B) written admission of its insolvency or its inability to pay its debts as they mature, or (C) general assignment of its assets for the benefit of creditors; (iii) Maker’s filing of a voluntary petition in bankruptcy or a petition or an answer seeking reorganization, or an arrangement with creditors; or (iv) the entry of a court order approving a bankruptcy petition filed against Maker against Maker that is not vacated or set aside within thirty (30) days. Upon the occurrence of any one or more Events of Default (a) Payee may declare immediately due and payable the entire unpaid principal amount hereof; (b) interest shall accrue on the outstanding principal balance at fifteen percent (15%) per annum from the date of such Event of Default until the date the unpaid principal balance hereof is paid in full; and (c) Maker shall pay all costs, fees and expenses, including, without limitation, reasonable attorneys’ fees and expenses, paid or incurred by Payee in connection with collection of this Note, whether paid or incurred in connection with collection by suit or otherwise.

9. Intercreditor. Reference is made to the Subordination and Intercreditor Agreement dated as of March 31, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among MUTUAL OF OMAHA BANK, as administrative agent for the First Lien Lenders (as defined therein), and OASIS PETROLEUM NORTH AMERICA, LLC, as Second Lien Lender (as defined therein), and SAMSON OIL AND GAS USA, INC. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Second Lien Lender pursuant to this Agreement and the other Loan Documents (as defined herein) and the exercise of any right or remedy by the Second Lien Lender and the other Secured Parties hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement and this Agreement, the provisions of the Intercreditor Agreement shall control.

10. Miscellaneous.

(a) Maker hereby: (i) waives demand, presentment, protest, notice of dishonor, suit against or joinder of any other person, and all other requirements necessary to charge or hold Maker liable with respect to this Note; (ii) waives any right to immunity from any such action or proceeding and waives any immunity or exemption of any property, wherever located, from garnishment, levy, execution, seizure or attachment prior to or in execution of judgment, or sale under execution or other process for the collection of debts; (iii) waives any right to interpose any set-off or non-compulsory counterclaim or to plead laches or any statute of limitations as a defense in any such action or proceeding; (iv) irrevocably waives the right to direct the application of any and all payments at any time hereafter received by Payee from or on behalf of Maker. Maker agrees that Payee shall have the continuing exclusive right to apply any and all such payments against the then due and owing obligations of Maker in such order of priority as Payee may deem advisable.

(b) Maker agrees to pay any documentary stamp required with respect to the execution, delivery, performance or enforcement of this Note.

(c) This Note may not be modified or amended except by a writing executed by Maker and Payee.

(d) Any consent to an amendment or a waiver by Payee will bind Payee and every subsequent holder of this Note even if a notation of the consent or waiver is not made on the Note.

(e) Any waiver by Payee of Maker’s prompt and complete performance of, or default under, any provision of this Note shall not operate nor be construed as a waiver of any subsequent breach or default.

(f) The failure by Payee to exercise any right or remedy which Payee may possess hereunder shall not operate nor be construed as a bar to the exercise of any such right or remedy upon the occurrence of any subsequent breach or default.

(g) No remedy conferred hereby shall be exclusive of any other remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

(h) It is the intent of Payee and Maker in the execution of this Note and the Security Documents to contract in strict compliance with applicable usury law. In furtherance thereof, Payee and Maker stipulate and agree that none of the terms and provisions contained in this Note or in any other Security Document shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate; Maker shall not ever be obligated or required to pay interest on this Note at a rate in excess of the Maximum Rate that may be lawfully charged under applicable law, and the provisions of this paragraph shall control over all other provisions of this Note and any other Security Document which may be in apparent conflict herewith. Payee, including each holder of this Note, expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of this Note is accelerated. If the maturity of this Note shall be accelerated for any reason or if the principal of this Note is paid prior to the end of the term of this Note, and as a result thereof the interest received for the actual period of existence of the Loan exceeds the amount of interest that would have accrued at the Maximum Rate, Payee or other holder of this Note shall, at its option, either refund to Maker the amount of such excess or credit the amount of such excess against the outstanding principal of this Note and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest. In the event that Lender or any other holder of this Note shall contract for, charge or receive any amounts and/or any other thing of value which are determined to constitute interest which would increase the effective interest rate on this Note to a rate in excess of the Maximum Rate, all such sums determined to constitute interest in excess of the amount of interest at the Maximum Rate shall, upon such determination, at the option of the Payee or other holder of this Note, be either immediately returned to Maker or credited against the outstanding principal of this Note, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. By execution of this Note Maker acknowledges that it believes the indebtedness and interest to be non-usurious and agrees that if, at any time, Maker should have reason to believe that the indebtedness and interest is in fact usurious, it will give Payee or other holder of this Note notice of such condition and Maker agrees that Payee or other holder shall have ninety (90) days in which to make appropriate refund or other adjustment in order to correct such condition if in fact such exists. The term "applicable law" as used in this Note shall mean the laws of the State of Texas or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future. The term "Maximum Rate" means, with respect to Payee, the maximum nonusurious rate of interest that Payee is permitted under applicable State of Texas law to contract for, take, charge, or receive with respect to similar indebtedness.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO TEXAS' PRINCIPLES OF CONFLICTS OF LAW) AND THE LAWS OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN SUCH STATE. MAKER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY TEXAS OR FEDERAL COURT SITTING IN HOUSTON, TEXAS (OR ANY COUNTY WHERE ANY PORTION OF THE PREMISES IS LOCATED) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OF THE LOAN DOCUMENTS.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR ANY SECURITY DOCUMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature page follows.]

SAMSON OIL AND GAS USA, INC.

By:	/s/ Robyn Lamont
Name:	Robyn Lamont,
Vice President and Chief Financial Officer